Exhibit 99.1

GENESIS HEALTHCARE PREPARED TO ENTER INTO DISCUSSIONS WITH
FILLMORE CAPITAL PARTNERS

KENNETT SQUARE, PA. – April 26, 2007 – Genesis HealthCare Corporation (“GHC” or “Genesis”) (NASDAQ: GHCI) today announced that its Board of Directors has authorized Genesis to provide information to Fillmore Capital Partners, LLC and to enter into discussions with Fillmore regarding Fillmore’s recent acquisition proposal. While the Genesis Board has made the determination necessary under its merger agreement with affiliates of Formation Capital, LLC (“Formation”) and JER Partners (“JER”) to permit such activities to occur, the Genesis Board has not determined that the Fillmore acquisition proposal constitutes a superior proposal relative to Genesis’s existing merger agreement with affiliates of Formation and JER, and there can be no assurance that Fillmore will ultimately make an offer that the Genesis Board determines to constitute a superior proposal.

As announced on April 25, 2007, Fillmore has proposed to acquire Genesis for $64.75 per share in cash. Genesis is party to a merger agreement with affiliates of Formation and JER whereby Genesis would be acquired for $64.25 per share in cash, subject to approval by Genesis’s shareholders. A shareholder vote on the proposed transaction with Formation and JER is scheduled to take place on May 4, 2007. Only shareholders of record as of March 5, 2007 are entitled to vote.

Genesis's Board of Directors is not making any recommendation at this time with respect to Fillmore’s proposal. At this time, the Board’s recommendation in favor of the Formation/JER transaction is unchanged.

About Genesis HealthCare Corporation

Genesis HealthCare Corporation (NASDAQ: GHCI) is one of the nation's largest long-term care providers with over 200 skilled nursing centers and assisted living residences in 13 eastern states. Genesis also supplies contract rehabilitation therapy to over 600 healthcare providers in 20 states and the District of Columbia.

Forward-Looking Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction and any other statements contained in this news release that are not purely historical fact are forward-looking statements. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the approval of the proposed merger by regulatory agencies, approval of the merger by the shareholders of

GHC, satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement and the risks that have been described from time to time in GHC’s reports filed with the Securities and Exchange Commission (“SEC”), including its definitive proxy statement in connection with the 2007 annual meeting of shareholders and its annual report on Form 10-K for the fiscal year ended September 30, 2006. This document speaks only as of its date, and each of GHC, JER and Formation disclaims any duty to update the information herein.

Additional Information and Where to Find It:
On March 7, 2007, GHC filed with the SEC, and thereafter furnished to shareholders, a definitive proxy statement in connection with its 2007 annual meeting of shareholders. Since March 7, GHC has filed additional proxy soliciting materials, including a proxy supplement that was filed with the SEC on April 23, 2007. Investors and security holders are urged to read the proxy statement, supplement and other documents filed or to be filed by GHC because they contain (or will contain when available) important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by GHC (when available) at the SEC website at http://www.sec.gov. The proxy statement, supplement and other documents also may be obtained for free from GHC by directing such request to Genesis Healthcare Corporation, Investor Relations, 101 East State Street, Kennett Square, PA 19348; telephone: 610-925-2000.

Participants in the Solicitation
GHC and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger and GHC’s scheduled 2007 annual meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies from GHC shareholders is set forth in GHC’s proxy statement filed on March 7, 2007 and in its proxy statements and Annual Reports on Form 10-K previously filed with the SEC.

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GHC Investor Contact: Jim McKeon, CFO: (610) 444-8425
 Lori Mayer, Director Investor Relations (610) 925-2000

GHC Media Contact: Jim Barron/Renée Soto: (212) 687-8080